UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 1, 2025

DEFI DEVELOPMENT CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-41748	83-2676794
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6401 Congress Avenue, Suite 250 Boca Raton, Florida	33487
(Address of registrant’s principal executive office)	(Zip code)

(561) 559-4111

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	DFDV	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Convertible Notes Offering

On July 7, 2025, DeFi Development Corp. (the “Company”) completed its previously announced private offering of 5.50% Convertible Senior Notes due 2030 (the “notes”). The notes were sold under a purchase agreement, dated as of July 1, 2025, entered into by and among the Company and Cantor Fitzgerald & Co., as representative of the several initial purchasers named therein (the “Initial Purchasers”), for resale to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The aggregate principal amount of notes sold in the offering was $112.5 million. In addition, the Company granted the Initial Purchasers an option to purchase up to an additional $25,000,000 million aggregate principal amount of notes.

The notes were issued at a price equal to 100% of their principal amount. The net proceeds to the Company from the sale of the notes were approximately $108.1 million after deducting the Initial Purchasers’ discounts and commissions and estimated offering expenses payable by the Company.

The Company has used approximately $75.6 million of the net proceeds from the offering to repurchase shares of the Company’s common stock, par value $0.00001 per share (the “common stock”) through a prepaid forward stock purchase transaction and intends to use the remainder for general corporate purposes, including the acquisition of Solana.

Indenture and the Notes

On July 7, 2025, the Company entered into an indenture (the “Indenture”) with respect to the notes with U.S. Bank Trust Company, National Association, as trustee (the “Trustee”). The notes are senior unsecured obligations of the Company and bear interest at a rate of 5.50% per year payable semiannually in arrears on January 1 and July 1 of each year, beginning on January 1, 2026. The notes will mature on July 1, 2030, unless earlier converted, redeemed or repurchased in accordance with their terms.

Prior to January 1, 2030, the notes are convertible only upon the occurrence of certain events. On or after January 1, 2030 until the close of business on the second scheduled trading day immediately preceding the maturity date of the notes, holders may convert the notes at any time. The notes are convertible into cash, shares of the common stock or a combination of cash and shares of the common stock, at the Company’s election, subject to certain restrictions. The initial conversion rate of the notes is 43.2694 shares per $1,000 principal amount of notes (equivalent to an initial conversion price of approximately $23.11 per share of common stock). The conversion rate is subject to customary anti-dilution adjustments. In addition, following certain events that occur prior to the maturity date or if the Company delivers a notice of redemption, the Company will increase the conversion rate for a holder who elects to convert its notes in connection with such corporate event or notice of redemption, as the case may be, in certain circumstances as provided in the Indenture.

Prior to July 5, 2026, the Company may not redeem the notes. The Company may redeem for cash all or any portion of the notes, at its option, on or after July 5, 2026 if the last reported sale price of the Company’s common stock has been at least 150% of the conversion price then in effect for at least 20 trading days (whether or not consecutive), including the trading day immediately preceding the date on which the Company provides a notice of redemption, during any 30 consecutive trading day period ending on, and including, the trading day immediately preceding the date on which the Company provides notice of redemption. The redemption price will be equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest, if any, to but excluding, the redemption date.

If the Company undergoes a “fundamental change,” as defined in the Indenture, prior to maturity, subject to certain conditions, holders may require the Company to repurchase for cash all or any portion of their notes at a fundamental change repurchase price equal to 100% of the principal amount of the notes to be repurchased, plus any accrued and unpaid interest to, but excluding, the fundamental change repurchase date.

The Indenture contains customary terms and covenants, including that upon certain events of default occurring and continuing, either the Trustee or the holders of at least 25% in principal amount of the outstanding notes may declare 100% of the principal of and accrued and unpaid interest, if any, on all the outstanding notes to be due and payable.

The foregoing description of the Indenture and the notes does not purport to be complete and is qualified in its entirety by reference to the full text of the Indenture (and the form of note included therein), a copy of which is filed with this Current Report on Form 8-K as Exhibit 4.1 and Exhibit 4.2 hereto and are hereby incorporated herein by reference.

Prepaid Forward Stock Purchase Transaction

On July 1, 2025, in connection with the pricing of the offering of notes, the Company entered into a privately negotiated prepaid forward stock purchase transaction (the “Prepaid Forward Transaction”) with one of the Initial Purchasers or its affiliates (the “Forward Counterparty”). The initial aggregate number of shares of the common stock underlying the Prepaid Forward Transaction is approximately 3.6 million shares. In the event that the Company pays any cash dividends on its common stock, the Forward Counterparty will pay an equivalent amount to the Company. The cost of the Prepaid Forward Transaction was approximately $75.6 million.

The Prepaid Forward Transaction is a separate transaction, between the Company and the Forward Counterparty, and is not part of the terms of the notes and will not affect any holder’s rights under the notes or the Indenture. Holders of the notes will not have any rights with respect to the Prepaid Forward Transaction.

The above description of the Prepaid Forward Transaction is a summary and is not complete. A copy of the form of the Prepaid Forward Stock Purchase Confirmation is filed as Exhibit 10.1 to this Current Report on Form 8-K, and the above summary is qualified by reference to the terms of the Prepaid Forward Stock Purchase Confirmation set forth in such Exhibit.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

The Company offered and sold the notes to the Initial Purchasers in reliance on the exemption from the registration requirements provided by Section 4(a)(2) of the Securities Act, and the notes were resold only to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act. Any shares of common stock that may be issued upon conversion of the notes will be issued in reliance upon Section 3(a)(9) of the Securities Act as involving an exchange by the Company exclusively with its security holders. Initially, a maximum of 5,354,584 shares of common stock may be issued upon conversion of the notes, based on the initial maximum conversion rate of 47.5963 shares of common stock per $1,000 principal amount of notes, which is subject to customary anti-dilution adjustment provisions. Neither the notes nor the underlying shares of common stock have been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The Company does not intend to file a shelf registration statement for the resale of the notes or any common stock issuable upon conversion of the notes.

Item 8.01. Other Events.

Press Releases

On July 1, 2025, the Company issued a press release announcing the commencement of the notes offering. A copy of the press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

On July 2, 2025, the Company issued a press release announcing the pricing of the notes. A copy of the press release is attached hereto as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

No.	Description
4.1	Indenture, dated as of July 7, 2025, by and between DeFi Development Corp. and U.S. Bank Trust Company, National Association, as trustee,
4.2	Form of note representing the 5.50% Convertible Senior Note due 2030 (included as Exhibit A to Exhibit 4.1)
10.1	Form of Prepaid Forward Stock Purchase Confirmation
99.1	Press Release dated July 1, 2025
99.2	Press Release dated July 2, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DeFi Development Corp.

Date: July 7, 2025	By:	/s/ Joseph Onorati
Joseph Onorati Chief Executive Officer

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